EXHIBIT 10.5


June 1st, 2000

Mr. Stephane Chouinard

Sir:

The present confirms your contractual relationship effective May 1st, 2000 with Planet411.com and its affiliates ("The Employer"). The confidentiality agreement that you signed with Planet411.com will remain valid until your employment contract with Planet411.com is finalized.

For an initial period, not to exceed eighteen (18) weeks, commencing May 1st, 2000, you will be remunerated on the basis of an annual salary of $100,000, payable in two (2) week instalments. The financing of the Employer is subject to market conditions beyond our control and we have implemented measures to adjust our operating costs to accord with the funds currently available. As soon as new financing has been obtained, but in any event no later than 18 weeks following May 1st, 2000, your annual salary will be increased to $150,000.

In addition you are entitled to all the benefits that will be covered in your final employment contract. You are entitled to 500,000 options that were granted to you in March 2000 when the decision of your employment was made. You are also entitled to 250,000 options that are conditional to performance criteria specified thereon. These option certificates are attached to the present.

For each two (2) week pay period for which you will be remunerated on the basis of an annual salary of $100,000, you will be entitled to 11,111 additional stock options (for a total of 100,000 options in the event that your annual salary remains at $100,000 for a period of 18 weeks). The options to be granted pursuant to this measure will be issued at the end of the Employer's current fiscal quarter, being June 30th, 2000, and, if renewed, at the end of each subsequent fiscal quarter in which additional such options are granted. No options will be granted in respect of any pay period for which you are remunerated on the basis of an annual salary of $150,000.


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                                                                              2.


In addition to the foregoing salary, you may in the discretion of the Employer receive from the Employer a bonus payment for each year of employment.

Planet411.com is pleased to have you as part of its management team. Please acknowledge your acceptance of all of the terms hereof the present by signing your name below.

                                             Yours truly,


                                             /s/ Serge Bujold, President



                                             Accepted this __ day of June, 2000.


                                             /s/ Stephane Chouinard